Exhibit 99.1

Pier 1 Imports, Inc. to Present at the Credit Suisse Small and Mid Cap Conference

FORT WORTH, Texas--(BUSINESS WIRE)--September 21, 2011--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it is participating in the Credit Suisse Small and Mid Cap Conference being held September 27–28, 2011 at the Le Parker Meridien in New York, NY. Cary Turner, Executive Vice President and Chief Financial Officer, will make a presentation on Tuesday, September 27th during which he will provide a general update on the Company’s business.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400